Merrill Lynch International
                                         20 Farringdon Road
                                         P.O. Box 293
                                         London EC1M 2NH
                                         Telephone: 0171 892 4920
                                         Fax: 0171 892 4860

                                         London EC1M 3NH
                                         Telephone: 0171 892 4920
                                         Fax: 0171 892 4860

  17                                           November 1999
------

Commonwealth Atlantic Properties Investors Trust
Prometheus Investment Holding Corp.
Prometheus Western Retail LLC
c/o Lazard Freres Real Estate Investors L.L.C.
30 Rockefeller Plaza
50th Floor
New York, NY 10020

Dear Sirs

We write to set out the terms and conditions on which Merrill Lynch International ("MLI") offers revolving facilities (the "Facilities") to Commonwealth Atlantic Properties Investors Trust, Prometheus Investment Holding Corp. and Prometheus Western Retail, LLC, acting jointly and severally, as co-borrowers (collectively, the "Borrower") under which until further notice from MLI:

(A) MLI makes available a credit facility, under which MLI is prepared to consider making to the Borrower cash advances (each such advance an "Advance").

(B) MLI makes available a securities lending facility, under which MLI is prepared to consider lending Securities to the Borrower (each such loan a "Securities Loan").

(C) MLI makes available a guarantee facility, under which MLI is prepared to consider issuing guarantees and/or indemnities in respect of the obligations of the Borrower to third parties (each such guarantee and/or indemnity ("Guarantee")), and

(D) MLI makes available such other facilities as MLI and the Borrower may from time to time agree, all on the security of, among other things, the collateral provided by Prometheus Western Retail, LLC as set out in the Terms Sheet referred to below and the collateral provided by LF Strategic Realty Investors L.P. and Prometheus AAPT Holdings, L.L.C.

     (collectively, the "Guarantor") as set out in the Collateralised Guaranty dated of even date herewith executed by each Guarantor.

The spread for the purposes of the Facilities shall be 2.625% per annum.

The Facilities are subject to the terms and conditions set out in the attached Terms Sheet, and by its execution of the enclosed copy of this letter, the Borrower acknowledges receipt of the Terms Sheet and agrees to the terms and conditions set out in it.

Please confirm your agreement to the above and your acceptance of the provisions of this letter and the Terms Sheet by completing, signing and returning the enclosed copy of this letter.



                                    Registered in England (No. 2312079)
                                    Registered Office: 25 Ropemaker Street,
                                    London EC2Y 9LY
                                    A Subsidiary of Merrill Lynch & Co., Inc.,
                                    Delaware, U.S.A.
                                    Regulated by The Securities and Futures
                                    Authority Limited
                                    Member of the London Stock Exchange
                                    VAT No. GB 245 1224 93




Yours faithfully,
For and on behalf of
MERRILL LYNCH INTERNATIONAL

                                              /s/ John Piccitto
 ............................................................................


To:  Merrill Lynch International
     c/o Merrill Lynch International Limited
     20 Farringdon Road
     P.O. Box 293
     London
     EC1M 3NH

Dated      17 day of November, 1999

We accept the Facilities on the terms and conditions detailed in your letter and the attached Terms Sheet.

Our address and other details for the purpose of Clause 19 of the Terms Sheet are set out below.

Yours faithfully,



 .............................................................................

     Commonwealth Atlantic Properties Investors Trust, a Maryland real estate investment trust
     c/o Lazard Freres Real Estate Investors L.L.C.
     30 Rockefeller Plaza, 50th Floor
     New York, NY 10020

     By:                                      /s/ John A. Moore
        -----------------------------
        Name:                                 John A. Moore
        Title:                                Chief Financial Officer



     Prometheus Investment Holding Corp.,
     a Delaware corporation
     c/o Lazard Freres Real Estate Investors, L.L.C.
     30 Rockefeller Plaza, 50th Floor
     New York, NY 10020

     By:                                      /s/ John A. Moore
        -----------------------------
        Name:                                 John A. Moore
        Title:                                Chief Financial Officer

     Prometheus Western Retail, LLC,
     a Delaware limited liability company
     c/o Lazard Freres Real Estate Investors, L.L.C.
     30 Rockefeller Plaza, 50th Floor
     New York, NY 10020

     By:  Prometheus Western Retail Trust,
          a Maryland real estate investment trust
          its managing member

          By:                                 /s/ John A. Moore
             -----------------------------
             Name:                            John A. Moore
             Title:                           Chief Financial Officer

                                       3


                          MERRILL LYNCH INTERNATIONAL

                                  TERMS SHEET


1    Definitions

     In this Agreement:

     "Base Rate" means the floating annual rate equal to the rate of interest as quoted to MLI determined by Merrill Lynch International Bank Limited ("MLIB") to be its base rate, being calculated by reference to a weighted average of rates (at the weighted percentage indicated below) on the second Business Day before the first Business Day of each week at which MLIB offers deposits in the relevant currency in the London inter-bank market for terms of one night (25%), one week (50%) and one month (25%), or if at any time such base rate does not accurately reflect the cost to MLI of funding the relevant Advance or other amount, the floating annual rate certified by MLI to be equal to its cost of funding at the relevant time (Base Rate to change when and as the applicable floating annual rate changes).

     "Business Day" means a day on which (1) Dollar deposits may be dealt in on the London inter-bank market, (2) if the context so requires, deposits in any other relevant currency may be dealt in on the London inter-bank market, (3) banks are open in London and New York City and, if the context so requires, the principal financial centre of the country of each other relevant currency (or, in relation to Euro, on any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open), and (4) if the context so requires, the exchange or settlement system through which Securities are to be loaned, transferred or redelivered or Equivalent Securities are to be returned is open to settle such transfer.

     "Collateral" means all Securities, including any certificates and documents of or evidencing title to the same (and the claim represented thereby) and cash balances (and the debt represented thereby) in or credited to the Collateral Account all right, title and interest in and to which are, to the satisfaction of MLI, subject to the security created by or pursuant to this Agreement.

     "Collateral Account" means the one or more accounts, having such designations as MLI may determine, opened or to be opened by MLI pursuant to, or used for the purposes of, the Facilities for the Borrower with the Custodian or any other person (including MLIB or any other member of the Merrill Lynch Group) chosen by MLI in respect of Collateral, all such Collateral Accounts to be maintained under the complete discretion of MLI or such other person in each case pursuant to the Custodian Agreement.

     "Custodian" means MLI in its capacity as such under the Custodian
     Agreement.

     "Custodian Agreement" means the Custodian Agreement between MLI, Prometheus Western Retail LLC, LF Strategic Realty Investors L.P. and Prometheus AAPT Holdings LLC, as amended from time to time.

     "Dollar(s)" and "$" means lawful currency of the United States of America.

     "Equivalent Securities" or "Securities equivalent to" means securities of an identical type, nominal value, description and amount to particular Securities the subject of a Securities Loan (including any certificates and other documents of or evidencing title to the same). If and to the extent that such Securities are partly paid and a call is made or have been converted, subdivided, consolidated, redeemed, made the subject of a takeover, merger, capitalisation issue, rights issue or similar, the Equivalent Securities shall be as accordingly determined by MLI.

     "Hedging Contract" means any contract entered into by the Borrower and designated as such by the Borrower and MLI by exchange of letters substantially in the form set out in Schedule 1.

     "Letter" means the cover letter to, and forming part of, this Agreement as amended by First Amendment to Facility Letter ("First Amendment") dated 17 November 1999.

     "Merrill Lynch Group" means Merrill Lynch & Co., Inc. together with any company (whether now existing or hereafter formed) of which Merrill Lynch & Co., Inc. is or becomes a Subsidiary and all companies (whether now existing or hereafter formed or acquired) which are Subsidiaries of Merrill Lynch & Co., Inc. or any such company including, but not limited to, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any partnership, association, firm or other organisation (whether now existing or hereafter formed or acquired) which is owned or controlled (whether directly or indirectly and whether by the ownership of share capital, possession of voting power, contract or otherwise) by Merrill Lynch & Co., Inc. and/or any such company and/or one or more of their Subsidiaries including, but not limited to, Merrill Lynch International & Co.

     "Secured Liabilities" means all the Borrower's liabilities under or in connection with this Agreement, including any Advances, Securities Loans and Guarantees (including amounts payable under Clause 5.2).

     "Securities" means the Collateral Securities (as set forth in Schedule
     2) and shall include all other investments, as defined in the Financial Services Act 1986 (as amended or re-enacted from time to time) and physical commodities (or any certificates or documents of or evidencing title to any of the same) which may at any time be deposited with the Custodian to be held on the terms of the Custodian Agreement, in each case acceptable to MLI.

     "Subsidiary" means at any time, in relation to a company, any other company which is directly or indirectly controlled, or more than 50% of whose issued or outstanding shares or stock having general voting power in ordinary circumstances is beneficially owned directly or indirectly, by that first company.

     In this Terms Sheet, references to the "Agreement" or "this Agreement" mean and include (1) the Letter, (2) this Terms Sheet, (3) all letters (if any) exchanged in respect of Hedging Contracts and (4) all confirmations (if any), all as amended and supplemented from time to time, and it is acknowledged and agreed that all Advances and Securities Loans are made and all Guarantees are issued, in reliance on the fact that this Agreement forms a single agreement between the parties, and that the parties would not otherwise make or do any of the foregoing.

     Headings shall be ignored in construing this Agreement.

2    Credit Facility

2.1 Drawdown: Without prejudice to (A) any other requirements of MLI in relation to any Advance, and (B) MLI's right to refuse to make an Advance in its absolute discretion, Advances will be made as follows:

     2.1.1 the Borrower may give to MLI notice satisfactory to MLI not later than 2 p.m. (London time) on the first (in the case of a Dollar Advance) or (in any other case) third Business Day before the proposed date (which must itself be a Business Day) of the relevant Advance requesting the Advance of all or part of the unused portion of the Facilities or

     2.1.2 the Borrower hereby requests and authorises MLI to make Advances (without any further request by the Borrower) for the purposes of financing the payment by the Custodian on behalf of the Borrower pursuant to the Custodian Agreement for Securities purchased by the Borrower, to reimburse MLI for any payment which has been made by it pursuant to a Guarantee, and for such other purposes as may be agreed by the Borrower and MLI from time to time.

     For this purpose, the unused portion of the Facilities at any date is the "Total Amount Available" specified in the First Amendment less the aggregate Dollar equivalent (as determined by MLI as at that date) of all outstanding Advances.

2.2 Repayment: The Borrower may, if it gives MLI not less than one Business Day's notice (in the case of a Dollar Advance) or (in any other case) three Business Days' notice (which shall be irrevocable) repay any Advance at any time, except that any Advance which has a fixed interest period shall be repaid (and shall, subject as otherwise provided in this Agreement, only be repaid) on the last day of that fixed interest period. Any such repayment must be accompanied by interest accrued on the amount repaid.

     In addition, the Borrower hereby requests and authorises MLI to apply funds made available to it by the Custodian pursuant to the Custodian Agreement in or towards repayment of any Advances (or any other amount debited to the Collateral Account) in the same currency. Funds so received which cannot be so applied will be credited to the Collateral Account.

2.3 Interest: Interest shall be calculated on the outstanding principal amount from time of each Advance at the rate per annum equal to the sum of the Spread specified in the Letter and Base Rate. The Borrower shall pay the unpaid interest accrued on each Advance monthly in arrears in the currency in which the relevant Advance is denominated.

     However, if MLI and the Borrower so agree in relation to an Advance, that Advance shall have a fixed interest period (and shall be repaid accordingly) and shall bear interest at the rate agreed between MLI and the Borrower for such Advance. The Borrower shall pay the unpaid interest accrued on any such Advance in arrears on the last day of the interest period for which it was made and in the currency in which the relevant Advance is denominated.

3    Securities Lending Facility

3.1 Making: MLI shall be entitled but not bound to act on the request of the Borrower to make a Securities Loan to the Borrower.

     A Securities Loan shall be effected by MLI delivering or crediting the relevant Securities in accordance with the Borrower's instructions, together with any appropriate instruments of transfer or the like.

3.2 Return: The Borrower shall return Securities equivalent to the Securities the subject of a Securities Loan by delivering or crediting those Equivalent Securities in accordance with MLI's instructions:

     3.2.1 in accordance with the terms of the request for that Securities Loan or

     3.2.2 if earlier, upon notice from MLI of not less than the standard settlement time for those Equivalent Securities according to the exchange or settlement system through which the Securities the subject of the relevant Securities Loan were originally delivered.

     All returns of Equivalent Securities must be made together with any appropriate instruments of transfer or the like, and so that all right, title and interest in and to those Equivalent Securities shall vest in MLI, free from all liens, charges and encumbrances.

3.3 Interest and Dividends: Where a Securities Loan is outstanding over an income payment date or a record date for the relevant Securities, the Borrower shall, on the date of the payment or distribution of any interest, dividend or other distribution of any kind whatsoever (each a "Distribution") on or with respect to any Securities the subject of a Securities Loan, or on such other date as MLI and the Borrower may from time to time agree (the "Relevant Payment Date") pay and deliver a sum of money or property equivalent to the same (with any such endorsements or assignments as shall be customary and appropriate to effect the delivery) to MLI, irrespective of whether the Borrower received the same. In the case of any Distribution comprising a payment, unless agreed otherwise:

     3.3.1 where and to the extent that MLI has funded a Securities Loan with Securities borrowed by MLI under a securities loan from a third party, the Borrower shall pay such amount and deliver such tax vouchers as may be relevant and appropriate so as to enable MLI (out of those payments/tax vouchers paid/delivered by the Borrower under this Clause 3.3) to meet its own obligations to pay amounts and/or deliver tax vouchers to the third party in respect of those same Distributions under the securities loan from the third party to MLI, and after taking account of all taxes of whatever nature arising in connection with either the payments from the Borrower to MLI under this Clause 3.3 or the payments from MLI to the third party and

     3.3.2 where and to the extent MLI has funded a Securities Loan with Securities from MLI's own books, the Borrower shall pay to MLI such amount and deliver such tax vouchers as may be relevant and appropriate as shall ensure that MLI is placed in the same after-tax position (including for these purposes and for the avoidance of doubt any taxation arising under paragraph 4(3) of Schedule 23A of the Income and Corporation Taxes Act 1988 and associated provisions concerning manufactured payments, but ignoring any taxation by reference to MLI's general profits) as if MLI had been the Holder of the relevant Securities at all relevant times. For the purposes of this Clause 3.3.2 "Holder" in relation to registered securities means the person whose name or whose nominee is shown on the relevant register of ownership and in relation to bearer Securities means the bearer thereof.

3.4 Fees: The Borrower shall pay such fees in respect of Securities Loans as shall be agreed with MLI from time to time. Such fees shall be payable monthly in arrears.

3.5 Title: Notwithstanding the use of expressions such as "Securities Loan", "Borrower", "loan", "loaned", "borrowed", "return" and "returned" which are used in relation to Securities Loans to reflect market terminology, title to Securities the subject of a Securities Loan shall pass to the Borrower, and the Borrower shall be obliged to return Equivalent Securities.

3.6 Rights and Remedies: It is agreed in relation to legal proceedings that neither party will seek specific performance of the other's obligation to deliver, redeliver, credit or return Securities or Equivalent Securities, but without prejudice to any other rights it may have.

4    Intentionally Omitted

5    Guarantee Facilities

5.1 Issue: MLI (in this Clause 5 and Clause 7 and in relation to a Guarantee provided by it, an "Issuer") shall be entitled but not bound to act on the request of the Borrower to provide a Guarantee.

5.2  Indemnity: The Borrower hereby unconditionally and irrevocably:

     5.2.1 agrees on demand to indemnify the Issuer of any Guarantee from and against any and all actions, proceedings, costs, claims, demands, damages, expenses, losses, charges and liabilities which may be brought, made or preferred against the Issuer or which the Issuer may suffer, incur or sustain in relation to or arising out of its providing any Guarantee (including (A) any payment(s) which may be payable by or claimed or demanded from the Issuer pursuant to a Guarantee, and (B) any taxes required to be paid by the Issuer on account of which it makes any deduction or withholding from any such payment) together with interest on all such amounts from the date(s) on which the same are incurred by the Issuer in accordance with Clause 8.2

     5.2.2 authorises the Issuer to rely without further enquiry on documents presented under any Guarantee which appear on their face to be in compliance with the terms and conditions of that Guarantee (for which purpose the Issuer shall apply the same standards and have the same protections as set out in the Uniform Customs and Practice for Documentary Credits (1993 Revision, ICC Publication No. 500 or its subsequent revisions)) and on first claim or demand to make any payment which may or may appear to be claimed or demanded from the Issuer in relation to or arising out of any Guarantee without requiring or obtaining any evidence or proof that the amount claimed or demanded is due and payable and without any notice or reference to or the agreement of or further authority from the Borrower and

     5.2.3 agrees that any payment which the Issuer shall make in accordance or purported accordance with a Guarantee shall be binding on the Borrower and shall be accepted by the Borrower as conclusive evidence of the Issuer's liability to make such payment.

5.3 Fees: The Borrower shall pay to the Issuer of any Guarantee such fees in respect thereof and at such times as shall be agreed with the Issuer from time to time.

6    Security

6.1  Security Provisions:

     6.1.1 The Borrower, as continuing security for the due payment of the Secured Liabilities and with full title guarantee, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby irrevocably pledges, grants and creates a first priority lien on, and security interest in favour of MLI all the Borrower's right, title and interest in and to all Securities, and all related documents, from time to time held by or for the account or to the order of MLI (whether in its capacity as Custodian under the Custodian Agreement or otherwise) or in or credited to the Collateral Account and the claims represented thereby and all security entitlements related thereto (together, the "Pledged Securities"). The security created by or pursuant to this Agreement shall affect and include all dividends, distributions and interest on and other proceeds of the Pledged Securities or other property hereby pledged or charged, whether capital or income, and all property distributed, paid, accruing or offered at any time on, to, in respect of or in substitution for, any of the Pledged Securities or other property hereby pledged or charged, in each case only to the extent that any of the foregoing are paid or delivered to MLI for credit to the Collateral Account.

     6.1.2 The Borrower, as continuing security for the due payment of the Secured Liabilities and with full title guarantee, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby irrevocably pledges, grants and creates a first priority lien on, and security interest in favour of MLI all monies and investment property (and all the Borrower's right, title and interest in and to such monies and the debt represented thereby and investment property) from time to time standing to the credit of the Collateral Account, in whatever currency, and including any interest accrued or accruing thereon.

     6.1.3 The Borrower, as continuing security for the due payment of the Secured Liabilities and with full title guarantee, hereby conveys and assigns absolutely to MLI the Hedging Contracts and all its rights and benefits under or in connection with the Hedging Contracts, including in particular all monies paid or payable in respect thereof and all other rights or benefits thereunder or in connection therewith (together, the "Pledged Contracts"). Provided that, upon receipt from the Borrower of a request made after termination of the Facilities and subject to the Secured Liabilities (other than contingent liabilities under (a) the Guarantees and (b) any indemnification provisions contained in this Agreement, the Custodian Agreement or any other document evidencing or securing the Facilities (as defined in the Letter) (collectively, the "Contingent Liabilities")), having been duly and properly paid in full, MLI shall at the expense of the Borrower re-assign to the Borrower so much (if any) of the Pledged Contracts and the Pledged Securities as then remains and/or execute a formal release with respect thereto.

     6.1.4 None of the monies from time to time standing to the credit of the Collateral Account (nor the Borrower's right, title and interest in and to such monies) shall, during the continuance of the Facilities and until the Secured Liabilities (other than the Contingent Liabilities) have been duly and properly paid in full, be capable of being withdrawn, assigned or otherwise disposed of or encumbered except with MLI's prior written consent or as otherwise specifically provided in this Agreement. Any such consent of MLI (and any payment whether with or without such consent) shall operate as a release of the relevant monies and the provisions of this Agreement shall continue to apply to the Collateral Account and the monies from time to time standing to the credit thereof.

     6.1.5 The Borrower hereby undertakes to MLI that, at all times during the continuance of the Facility and until the Secured Liabilities (other than the Contingent Liabilities) have been properly and duly paid in full:

          (i) it will on demand duly pay any calls, subscription monies and/or other monies payable on or in respect of any of the Pledged Securities and will perform all obligations undertaken by it under or in connection with Hedging Contracts in accordance with their terms. If it does not do so, MLI may (but shall not be obliged to) do so and, if MLI does so, the Borrower shall on demand indemnify MLI against such payment or performance and

          (ii) it will not (nor will it agree, conditionally or unconditionally, to) create or have outstanding any call option, pledge, assignment, transfer, hypothecation, mortgage, charge, encumbrance, security interest or lien on or affecting any of the Pledged Securities (except as contemplated by this Agreement or the Custodian Agreement or with MLI's prior written consent).

          MLI acknowledges that the Borrower may request consent to options, assignments and transfers (including agreements therefor) on or of Pledged Securities in the normal course of its trading operations and MLI will consider any such request in good faith.

     6.1.6 Without prejudice to 6.1.4 above or Clause 11.2, MLI is authorised to debit the Secured Liabilities to any account of the Borrower with MLI and MLI is authorised to combine or consolidate such account with the Collateral Account and/or set off, transfer or apply any monies standing to the credit of the Collateral Account in or towards satisfaction of any of the Secured Liabilities.

     6.1.7 The security created by or pursuant to this Agreement shall be a continuing security notwithstanding any intermediate payment or settlement of account and, without prejudice to the generality of the foregoing, shall, subject to the last sentence of Clause 6.1.3, continue in full force and effect until MLI reassigns or executes a formal release with respect to such security, which it may do in whole or from time to time in part, and any withdrawal or other disposal of any of the property subject to the security created by or pursuant to this Agreement shall operate as a release of such property, and the provisions of this Agreement shall continue to apply to the remainder thereof. The security created by or pursuant to this Agreement shall be in addition to and shall not prejudice any other security, guarantee, indemnity, right or remedy of whatever nature which MLI now or at any time has in respect of any of the Secured Liabilities.

6.2 Further Assurance: The Borrower, at its own expense, will execute or cause to be executed all such documents, and will do or cause to be done all such things, which are reasonably requested by MLI (1) to enable MLI to enjoy, exercise or enforce its rights as a secured party under the Facilities and (2) to evidence, and to establish and maintain the perfection and first priority of, MLI's security interest in the Pledged Securities, the Collateral Account (and the monies for the time being standing to the credit thereof and the debt represented thereby) and the Pledged Contracts and the perfection of MLI's security interest in the other property hereby pledged or charged. Without limiting the generality of the foregoing the Borrower, at its own expense, will execute and give or file, or both, all notices and documents (including, but not limited to, notice of the security created by or pursuant to this Agreement) in such manner, to such persons and at such places as may be reasonably requested by MLI to establish and maintain the perfection and, as appropriate, first priority of MLI's said security interest. The Borrower irrevocably and by way of security authorises MLI, if the Borrower does not do so, to take any step contemplated by this Clause 6.2 (but MLI shall have no obligation to do so).

6.3 MLI's Responsibilities: Except as provided in the Custodian Agreement, MLI shall at all times while any Collateral remains credited to the Collateral Account use reasonable care in connection therewith but shall not thereby be responsible for the value of the Collateral or the other property hereby pledged or charged or, except to the extent otherwise specifically agreed, for the collection or payment of any dividends, distributions, interest or other receipts in respect of Pledged Securities, other property hereby pledged or charged or Hedging Contracts or the delivery or receipt of any securities or other property in respect of Hedging Contracts nor to ensure the taking up of any securities, rights, monies or other property distributed, paid, accruing or offered at any time on, to, in respect of or in substitution for any of the Collateral or the other property hereby pledged or charged.

6.4 Value and Margin Calls: The Borrower hereby agrees that it will, immediately upon MLI at any time making a request or delivering to the Borrower (whether under this Agreement or in its capacity as Custodian under the Custodian Agreement) a statement reflecting a shortfall in the margin referred to below, deposit additional Securities acceptable to MLI and/or monies with MLI for the credit of the Customer Account (as defined in the custodian Agreement) as MLI may require in order to ensure that the amount of the outstanding Advances divided by the aggregate of the market value of the Securities and the monies standing to the credit of the Customer Account will at no time exceed the Maintenance Margin (as defined in the Letter), the Secured Liabilities (all as determined by MLI).

6.5 MLI shall have all rights and remedies as a secured party at law or in equity including, without limitation, the rights of a secured party under the Uniform Commercial Code.

7    Cancellation and Repayment

7.1 General: The Borrower will (A) after an Event of Default has occurred on demand of MLI at any time or (B) after MLI has given written notice to the Borrower that it has determined that it is or will become unlawful or contrary to any directive or the like of any governmental or other regulatory body or authority for MLI to carry out all or any of its obligations under or in connection with this Agreement on demand of MLI at any time:

     7.1.1 repay to MLI all or any Advances then outstanding together with accrued interest thereon and any other sum then payable under or in connection with this Agreement and/or

     7.1.2 return to MLI Securities equivalent to all or any Securities the subject of any Securities Loan(s) and/or

     7.1.3 pay to the Issuer an amount (as conclusively determined by the Issuer) equal to the Issuer's maximum outstanding liability (whether actual or contingent) under all Guarantees provided by it. Without prejudice to Clause 6 or any other provision of this Agreement any amount so received by the Issuer in respect of its liability under Guarantees may be retained by the Issuer for the purpose of payment and/or paid in accordance with the relevant Guarantee and/or paid into the Collateral Account and retained there for the purpose of application and/or applied by MLI in or towards satisfaction of the Borrower's obligations under or in connection with this Agreement.

     Upon the making of any such demand under (A) or (B) above the Facilities shall be cancelled (but in each case without prejudice to rights and obligations then existing).

7.2 Securities Loans: If the Borrower fails or is unable to MLI's satisfaction to return any Securities equivalent to the Securities the subject of a Securities Loan in accordance with any notice or demand under 7.1.2 above or on such other date on which in accordance with this Agreement it is obliged to do so, MLI shall have the right on the Borrower's behalf to purchase from such source(s), at such time(s) and at such price(s) as it thinks appropriate Equivalent Securities and the Borrower shall on demand pay in the currency/ies specified by MLI to MLI all amounts (including costs, expenses, commissions and taxes thereon) incurred in connection with such purchase, together with interest on all such amounts from the date(s) on which the same are incurred by MLI in
     accordance with Clause 8.2.   However, if for any reason MLI does not or
     is unable to exercise such right, upon notice to the Borrower, the Borrower's obligation to return the relevant Equivalent Securities will be automatically replaced by an obligation on the Borrower to pay to MLI an amount in cash equal to the market value of those Equivalent Securities as derived from rates offered by a dealer reasonably chosen by MLI or, if in MLI's reasonable belief that would not produce a commercially reasonable result, the amount it would cost MLI to purchase those Equivalent Securities, together with all costs, expenses, commissions and taxes thereon which would be incurred in connection therewith (such value or, as the case may be, amount and the currency to be as determined by MLI).

7.3  Intentionally Omitted.

7.4 Margin Call not Required: Any action referred to in this Clause 7 may be taken by MLI without request for additional Securities or monies by way of margin call.

8    Payments

8.1 Taxes: All sums payable by the Borrower under or in connection with this Agreement shall be paid free and clear of any restrictions or conditions, without set-off or counterclaim, and free and clear of, and (subject as hereinafter provided) without deduction for, any taxes, deductions or withholdings of any nature. If any deduction or withholding on account of any such tax or other amount is required by law to be made from any such sum, the Borrower shall pay in the same manner and at the same time such additional amounts as will result in receipt by MLI free from any liability in respect of any such deduction or withholding, of such amount as would have been received by it had no such deduction or withholding been required to be made. Notwithstanding the foregoing, the Borrower shall not be responsible for income and "doing business" taxes imposed upon MLI.

8.2 Default Interest: If the Borrower does not pay any sum payable under or in connection with this Agreement when due, it shall pay interest on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by MLI(the "payee"), both before and after judgement. Such interest shall be calculated from time to time at the rate per annum equal to the sum of the Spread and the rate certified by the payee as being equal to its cost of funding that overdue sum for such period(s) as the payee may from time to time reasonably select. Such interest shall be payable on demand. All interest payable under this Clause 8.2 which is not paid when due shall be added to the overdue sum and itself bear interest accordingly.

8.3 Non-Business Days: If any payment falls to be made on a day which is not a Business Day, it shall be postponed so as to fall on the next succeeding Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). Interest shall be adjusted accordingly.

9    Warranties

The Borrower represents and warrants to and for the benefit of MLI that:

9.1 the Borrower is duly organised and validly existing under the laws of its jurisdiction of establishment and has the power and authority to own its assets and to conduct the business which it conducts

9.2 its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate (1) any law to which it is subject, (2) any of its constitutional documents or (3) any agreement to which it is a party or which is binding on it or its assets

9.3 it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement and has taken all necessary action to authorise the execution, delivery and performance of this Agreement

9.4 it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement (other than any "doing business" consents, registrations and the like which MLI is required by applicable law to obtain or maintain)

9.5 its obligations under this Agreement are valid, binding and enforceable at law

9.6 it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings are material in the context of this Agreement

9.7 it is not necessary or advisable in order to ensure the validity, effectiveness, performance or enforceability of this Agreement or the perfection of the security created by or pursuant to this Agreement that any document be filed, registered or recorded in any public office or elsewhere that have not already been filed, registered or recorded

9.8 except by this Agreement, the Custodian Agreement and the Collateralised Guaranty (as defined in the Custodian Agreement), neither Prometheus Western Retail LLC nor any Guarantor (as defined in the Letter) (collectively, the "Securities Holders") has assigned, transferred or otherwise disposed of the Collateral (or its rights, title and interest to and in the Collateral) or its rights and benefits under or in connection with the Hedging Contracts, either in whole or in part, nor agreed to do so, and will not at any time do so or agree to do so, and it will at all times be the sole beneficial owner of and fully guarantee title to all Collateral and rights and benefits which are now owned by any such Securities Holder

9.9 except for the security created by or pursuant to this Agreement, the Custodian Agreement and the Collateralised Guaranty, no mortgage, charge, pledge, lien, claim or other similar encumbrance or security of any kind exists on or over the Collateral (or its right, title and interest in and to the Collateral) or its rights and benefits under or in connection with the Hedging Contracts, either in whole or in part, nor has it agreed to create any such other security nor will it at any time do so or agree to do so and

9.10 each of the above representations and warranties will be correct and complied with in all respects during the continuance of the Facilities and until all the Secured Liabilities (other than the Contingent Liabilities) have been duly and properly paid in full, as if repeated then by reference to then existing circumstances.

10   Events of Default

     It shall be an Event of Default if:

10.1 the Borrower does not pay any sum payable under or in connection with this Agreement or any other agreement with MLI, MLIB or any other member of the Merrill Lynch Group on its due date or

10.2 the Borrower does not return any Equivalent Securities required to be returned under this Agreement on their due date or

10.3 any representation, warranty or statement by the Borrower in this Agreement or in any document delivered under this Agreement is not complied with or is or proves to have been incorrect in any material respect when made or, if it had been made on any later date by reference to the circumstances then existing, would have been incorrect in any material respect on that later date or

10.4 the Borrower does not comply with its obligations under Clause 6.4 promptly, which may in the circumstances at MLI's discretion be immediately, and in any event not later than MLI's close of business on the next Business Day after the shortfall occurs or

10.5 the Borrower fails duly to perform any one or more of its other obligations under this Agreement or any other agreement with MLI, MLIB or any other member of the Merrill Lynch Group and, other than in the case of Clause 6.4, if, in MLI's opinion, that default is capable of remedy it is not, in MLI's opinion, remedied within 15 days after notice of that default has been given to the Borrower or

10.6 any provision of this Agreement which is material to the interests of MLI is not (or is claimed by the Borrower not to be) in full force and effect and, other than in the case of Clause 6.4, if, in MLI's opinion, such circumstance is capable of remedy it is not, in MLI's opinion, remedied within 30 days after notice thereof has been given to the Borrower or

10.7 MLI reasonably determines by written notice to the Borrower that the security (in whole or in part) created by or pursuant to this Agreement is not in full force and effect or does not have the priority stated herein or

10.8 a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any item of Collateral by any third party or

10.9 a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any other asset of the Borrower and is not discharged or stayed within 7 days and, in MLI's conclusive opinion, such event has or could have a material adverse effect on MLI or

10.10 any step is taken or legal proceeding started by any person in the bankruptcy or insolvency of the Borrower or for the appointment of a receiver, administrator, trustee or similar of the Borrower or of any or all of the revenues and assets of the Borrower or for the liquidation, winding-up, administration, dissolution or reorganisation of the Borrower or its merger with or into any other person(s) (together "Winding-up") (except on terms approved by MLI before that step is taken) and, in the case of any such step or proceeding taken or started against it, the same (1) results in a judgement of bankruptcy or insolvency or the making of any such appointment or the making of an order for Winding-up, or (2) is not discharged within 60 days or

10.11 any indebtedness of the Borrower in respect of monies borrowed or raised of not less than $500,000 or its equivalent (1) is not paid when due nor within any applicable grace period in any agreement relating to that indebtedness, or (2) becomes due and payable before its normal maturity by reason of a default or event of default, however described or

10.12 the Borrower is insolvent, is unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all of its indebtedness or any part of its indebtedness which it would or might otherwise be unable to pay when due or proposes or makes a general assignment or an arrangement or composition with or for the benefit of creditors or

10.13 any event occurs which under the laws of any relevant jurisdiction has an effect equivalent to any of the events referred to in this Clause 10.

     If any person (the "Guarantor") has provided to MLI a guarantee or other performance assurance (the "Performance Assurance Agreement") of the Borrower's obligations under this Agreement and the Custodian Agreement, then it shall also be an Event of Default if any of the events referred to in any of Clauses 10.1, 10.3, 10.5, 10.6 and 10.9 to 10.13 (all
     inclusive) occurs in relation to the Guarantor (and for this purpose references, however expressed, to "the Borrower" and "this Agreement" respectively shall be deemed to be references to "the Guarantor" and "the Performance Assurance Agreement").

11   Enforcement

     If the Borrower fails or is unable to MLI's satisfaction duly to comply with any demand under Clause 7.1(B) or (C), MLI may at any time thereafter:

11.1 without further notice to the Borrower and without prejudice to any other right or remedy, dispose or procure the disposal, by sale or otherwise, of all or from time to time part of the Pledged Securities (including any securities or other property delivered or deliverable under Clause 13, any Hedging Contracts or the Custodian Agreement) or other property hereby pledged or charged or otherwise realise or procure the realisation of the same, in such manner and at such price or prices (whether payable or deliverable immediately, on a deferred basis or by instalments) without being responsible for any loss or diminution in price, as it may think fit, close out or liquidate any option, future, long position or short position which the Borrower may have (by sale, purchase or otherwise howsoever), take possession of all or from time to time part of such Pledged Securities or other property hereby pledged or charged and proceed forthwith to sell, assign, give options to purchase, contract to sell or otherwise dispose of and deliver such Pledged Securities or other property hereby pledged or charged or any part thereof in one or more parts at public or private sale at any exchange, broker's board or at any of MLI's offices or elsewhere at such prices and on such terms as MLI deems appropriate, and exercise all or any rights conferred by and collect any proceeds of and monies, securities or other property paid or delivered under or otherwise receive and realise the benefits of the Hedging Contracts and the Custodian Agreement, all without demand for performance, advertisement or other notice of any kind, and apply the proceeds thereof and all cash balances in the Collateral Account or otherwise hereby pledged or charged as follows:

     11.1.1 first, in or towards payment of all amounts (including costs, expenses, commissions and taxes) arising as a result thereof

     11.1.2 secondly, in or towards payment and satisfaction of the Secured Liabilities in such order and manner as MLI may determine

     11.1.3 thirdly, in payment of any surplus to the Borrower or other person entitled thereto.

     Provided always that MLI shall not be obliged to apply any part of such proceeds in accordance with sub-clause 11.1.3 until all Secured Liabilities (other than the Contingent Liabilities) have been discharged to the satisfaction of MLI and until after each of them has exercised all set-offs and other rights which it is expressed to be entitled to make or exercise under this Agreement. Until such time such proceeds and compensation shall be held in or credited to the Collateral Account or such other account with MLI as MLI may (in its absolute discretion) decide.

     Upon any disposal of any such Pledged Securities or other property hereby pledged or charged or realisation in respect of any Hedging Contracts or the Custodian Agreement made or purported to be made under the provisions of this Clause, a certificate of any officer or employee of MLI that a default has occurred and that the power to do so has become exercisable shall be conclusive evidence of that fact in favour of any purchaser or other person to whom any of such Pledged Securities or other property hereby pledged or charged may be transferred under such disposal or, as the case may be, any person liable under or in respect of any such Hedging Contract or the Custodian Agreement and the Borrower agrees to indemnify MLI (on a full indemnity basis) against any claim which may be made against it by such purchaser or person by reason of any defect in title to any such Pledged Securities or other property hereby pledged or charged unless such claim has arisen as a result of the negligence or wilful misconduct of MLI.

11.2 in addition to any general lien, right to combine or consolidate accounts, set-off or other similar right to which it may be entitled at law, by contract, or otherwise, MLI may at any time without notice to the Borrower, debit any liabilities of the Borrower under or in connection with this Agreement to any account of the Borrower with it (including without limitation the Collateral Account) and combine or consolidate all or any one or more of the Borrower's then existing accounts (including without limitation the Collateral Account) with, and liabilities of the Borrower to, it and/or set off, transfer or apply any sum(s) standing to the credit of any one or more of the Borrower's accounts with it (including without limitation the Collateral Account) in or towards satisfaction of any of the liabilities of the Borrower to MLI, whether present or future, actual or contingent.

11.3 do all such other acts and things as it may consider necessary or desirable in connection with the realisation of the security created by or pursuant to this Agreement.
     MLI shall have authority to purchase one currency with another for purposes of this Clause 11.

12   Indemnity

     The Borrower shall on demand indemnify MLI (in this Clause 12, the "Indemnified Party") against:

12.1 any funding and any other costs, expenses or liabilities (including loss of profit and including taxes (other than taxes on the overall net income of the Indemnified Party), any stamp duty or similar tax, legal fees and value added tax) sustained or incurred by the Indemnified Party
     (1) to render this Agreement (including the security created by or pursuant to this Agreement) enforceable and admissible in evidence in the courts referred to in Clause 20; (2) in the administration of this Agreement (including the making of Securities Loans and the return of Equivalent Securities); (3) as a result of the assignment, exercise or performance of any Hedging Contract(s); (4) in protecting or enforcing the Indemnified Party's rights under this Agreement and/or any amendment; (5) as a result of the occurrence or continuance of any Event of Default or default by the Borrower under this Agreement (whether in connection with any act or thing done as set out in Clause 11 or otherwise); or (6) as a result of the receipt or recovery by the Indemnified Party (whether or not as a result of any application in accordance with Clause 2.2) of all or any part of an Advance which has a fixed interest period otherwise than on the last day of that fixed interest period and

12.2 all costs, expenses and losses sustained or incurred by the Indemnified Party as a result of or in connection with the payment of any amount due under this Agreement, whether as a result of any judgement or order, the winding up or bankruptcy of the Borrower, or otherwise, in a currency other than that due under this Agreement, including any variation between the rate of exchange at which such amount is converted into such currency for the purpose of such judgement or order or otherwise, and the rate prevailing on the date on which the Indemnified Party first receives actual payment of such amount in such currency other than that due under this Agreement.

13   Intentionally Omitted.

14   Successors and Assigns

14.1 The Borrower may not assign or transfer all or any part of its rights or obligations under this Agreement. However, this Agreement shall be binding on the Borrower and its successors as from time to time constituted.

14.2 Where the Borrower is a partnership, this Agreement is being executed on behalf of the Borrower by one of its general partners and, by such execution, such general partner agrees and warrants that the partnership of which he or it is a general partner is and will be fully bound by this Agreement as the Borrower.

14.3 MLI may at any time assign or transfer all or part of its rights and/or obligations under this Agreement to any other member of the Merrill Lynch Group or, with the prior written consent of the Borrower (such consent not to be unreasonably withheld), to any other person. MLI shall after any such assignment or transfer and to the extent (if at all) appropriate or required hold the security created by or pursuant to this Agreement for itself and each assignee or transferee. Any reference in this Agreement to MLI shall be construed accordingly and shall also include its successors. Any such assignee or transferee shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it.

14.4 MLI may disclose to any other member of the Merrill Lynch Group or, subject to prior notice to the Borrower, any other potential assignee or transferee or person who has entered or proposes to enter into contractual arrangements with it in relation to or concerning this Agreement such information about the Borrower and this Agreement as it may think fit.

15   Information

     During the continuance of the Facilities and until the Secured Liabilities (other than the Contingent Liabilities) have been duly and properly paid in full, the Borrower shall furnish to MLI within 90 days after the end of each of its financial years its annual audited accounts and promptly such other financial and other information as MLI may reasonably request from time to time.

16   Remedies and Waivers

     No failure by MLI to exercise, and no delay by MLI in exercising, any right or remedy will operate as a waiver thereof, nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The authority to debit, charge and pledge and the right of set-off and other rights and remedies provided in this Agreement are separate, independent and cumulative and not exclusive of any rights or remedies (including any other security, right of set-off, lien, right to combine or consolidate accounts or similar right) to which MLI is at any time entitled anywhere, whether by operation of law or otherwise.

17   Partial Invalidity

     If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement, nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction shall in any way be affected or impaired thereby. If and to the extent that the security expressed to be created by or pursuant to this Agreement is at any time and for any reason not effective as a fixed charge, it shall instead take effect as a floating charge.

18   Miscellaneous

18.1 All interest shall accrue from day to day and shall be calculated on the basis of a 360-day year (365 days where that is market practice, as determined by MLI) and the number of days elapsed.

18.2 The certificate of an officer or employee of MLI as to the calculation of any sum payable to MLI under the terms of this Agreement shall be final, conclusive and binding on the Borrower save in the case of manifest error.

18.3 Except to the extent otherwise specifically provided in any other agreement between MLI and the Borrower, if there is any conflict or inconsistency between this Agreement and any other such agreement, the terms of this Agreement shall prevail.

19   Notices

19.1 The Borrower and MLI may from time to time issue instructions, notices, demands or requests either orally or in writing (but in writing only where so provided under this Agreement) and MLI shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken in good faith pursuant to instructions, notices, demands or requests (believed by it to be genuine and to be given or made by the appropriate person(s)). The Borrower shall indemnify MLI against all costs, expenses and liabilities arising from MLI's relying on any such instructions, notices, demands or requests.

19.2 Each oral communication under this Agreement shall be directed, if to MLI, to such of its officer(s) as may be notified by MLI to the Borrower from time to time, and if to the Borrower, to such of its representative(s) as may be notified to MLI from time to time. Each written communication under this Agreement shall be addressed as follows:

MLI:                    20 Farringdon Road
                        P.O. Box 293
                        London EC1M 3NH
Attention:              International Prime Brokerage
Fax No:                 4471 892 4985

The Borrower:           As set out in the Letter
     or to such other address, telex or facsimile number or marked for the attention of such other person as may be notified by the relevant addressee from time to time to the other party. Notices shall be deemed to have been received two days after being deposited for overnight delivery with any reputable overnight courier service and immediately in the case of a telex, fax or oral communication.

20   Governing law

     This Agreement (except as set forth below) shall be governed by and construed in accordance with English law and, in relation to any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings"), the Borrower hereby and for the benefit of MLI irrevocably submits to the jurisdiction of the courts of England and any New York State or United States Federal court sitting in New York City, and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum. Section 6 of this Agreement and the provisions regarding the creation, perfection, priority and enforcement of the lien of this Agreement, and the determination of deficiency judgments, shall be governed by the laws of New York State. Those submissions shall not affect MLI's right to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any court of competent jurisdiction preclude MLI from taking Proceedings in any other court of competent jurisdiction (whether concurrently or not).

                          MERRILL LYNCH INTERNATIONAL

                                  TERMS SHEET


1    Definitions

     In this Agreement:

     "Base Rate" means the floating annual rate equal to the rate of interest as quoted to MLI determined by Merrill Lynch International Bank Limited ("MLIB") to be its base rate, being calculated by reference to a weighted average of rates (at the weighted percentage indicated below) on the second Business Day before the first Business Day of each week at which MLIB offers deposits in the relevant currency in the London inter-bank market for terms of one night (25%), one week (50%) and one month (25%), or if at any time such base rate does not accurately reflect the cost to MLI of funding the relevant Advance or other amount, the floating annual rate certified by MLI to be equal to its cost of funding at the relevant time (Base Rate to change when and as the applicable floating annual rate changes).

     "Business Day" means a day on which (1) Dollar deposits may be dealt in on the London inter-bank market, (2) if the context so requires, deposits in any other relevant currency may be dealt in on the London inter-bank market, (3) banks are open in London and New York City and, if the context so requires, the principal financial centre of the country of each other relevant currency (or, in relation to Euro, on any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open), and (4) if the context so requires, the exchange or settlement system through which Securities are to be loaned, transferred or redelivered or Equivalent Securities are to be returned is open to settle such transfer.

     "Collateral" means all Securities, including any certificates and documents of or evidencing title to the same (and the claim represented thereby) and cash balances (and the debt represented thereby) in or credited to the Collateral Account all right, title and interest in and to which are, to the satisfaction of MLI, subject to the security created by or pursuant to this Agreement.

     "Collateral Account" means the one or more accounts, having such designations as MLI may determine, opened or to be opened by MLI pursuant to, or used for the purposes of, the Facilities for the Borrower with the Custodian or any other person (including MLIB or any other member of the Merrill Lynch Group) chosen by MLI in respect of Collateral, all such Collateral Accounts to be maintained under the complete discretion of MLI or such other person in each case pursuant to the Custodian Agreement.

     "Custodian" means MLI in its capacity as such under the Custodian
     Agreement.

     "Custodian Agreement" means the Custodian Agreement between MLI, Prometheus Western Retail LLC, LF Strategic Realty Investors L.P. and Prometheus AAPT Holdings LLC, as amended from time to time.

     "Dollar(s)" and "$" means lawful currency of the United States of America.

     "Equivalent Securities" or "Securities equivalent to" means securities of an identical type, nominal value, description and amount to particular Securities the subject of a Securities Loan (including any certificates and other documents of or evidencing title to the same). If and to the extent that such Securities are partly paid and a call is made or have been converted, subdivided, consolidated, redeemed, made the subject of a takeover, merger, capitalisation issue, rights issue or similar, the Equivalent Securities shall be as accordingly determined by MLI.

     "Hedging Contract" means any contract entered into by the Borrower and designated as such by the Borrower and MLI by exchange of letters substantially in the form set out in Schedule 1.

     "Letter" means the cover letter to, and forming part of, this Agreement as amended by First Amendment to Facility Letter ("First Amendment") dated 17 November 1999.

     "Merrill Lynch Group" means Merrill Lynch & Co., Inc. together with any company (whether now existing or hereafter formed) of which Merrill Lynch & Co., Inc. is or becomes a Subsidiary and all companies (whether now existing or hereafter formed or acquired) which are Subsidiaries of Merrill Lynch & Co., Inc. or any such company including, but not limited to, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any partnership, association, firm or other organisation (whether now existing or hereafter formed or acquired) which is owned or controlled (whether directly or indirectly and whether by the ownership of share capital, possession of voting power, contract or otherwise) by Merrill Lynch & Co., Inc. and/or any such company and/or one or more of their Subsidiaries including, but not limited to, Merrill Lynch International & Co.

     "Secured Liabilities" means all the Borrower's liabilities under or in connection with this Agreement, including any Advances, Securities Loans and Guarantees (including amounts payable under Clause 5.2).

     "Securities" means the Collateral Securities (as set forth in Schedule
     2) and shall include all other investments, as defined in the Financial Services Act 1986 (as amended or re-enacted from time to time) and physical commodities (or any certificates or documents of or evidencing title to any of the same) which may at any time be deposited with the Custodian to be held on the terms of the Custodian Agreement, in each case acceptable to MLI.

     "Subsidiary" means at any time, in relation to a company, any other company which is directly or indirectly controlled, or more than 50% of whose issued or outstanding shares or stock having general voting power in ordinary circumstances is beneficially owned directly or indirectly, by that first company.

     In this Terms Sheet, references to the "Agreement" or "this Agreement" mean and include (1) the Letter, (2) this Terms Sheet, (3) all letters (if any) exchanged in respect of Hedging Contracts and (4) all confirmations (if any), all as amended and supplemented from time to time, and it is acknowledged and agreed that all Advances and Securities Loans are made and all Guarantees are issued, in reliance on the fact that this Agreement forms a single agreement between the parties, and that the parties would not otherwise make or do any of the foregoing.

     Headings shall be ignored in construing this Agreement.

2    Credit Facility

2.1 Drawdown: Without prejudice to (A) any other requirements of MLI in relation to any Advance, and (B) MLI's right to refuse to make an Advance in its absolute discretion, Advances will be made as follows:

     2.1.1 the Borrower may give to MLI notice satisfactory to MLI not later than 2 p.m. (London time) on the first (in the case of a Dollar Advance) or (in any other case) third Business Day before the proposed date (which must itself be a Business Day) of the relevant Advance requesting the Advance of all or part of the unused portion of the Facilities or

     2.1.2 the Borrower hereby requests and authorises MLI to make Advances (without any further request by the Borrower) for the purposes of financing the payment by the Custodian on behalf of the Borrower pursuant to the Custodian Agreement for Securities purchased by the Borrower, to reimburse MLI for any payment which has been made by it pursuant to a Guarantee, and for such other purposes as may be agreed by the Borrower and MLI from time to time.

     For this purpose, the unused portion of the Facilities at any date is the "Total Amount Available" specified in the First Amendment less the aggregate Dollar equivalent (as determined by MLI as at that date) of all outstanding Advances.

2.2 Repayment: The Borrower may, if it gives MLI not less than one Business Day's notice (in the case of a Dollar Advance) or (in any other case) three Business Days' notice (which shall be irrevocable) repay any Advance at any time, except that any Advance which has a fixed interest period shall be repaid (and shall, subject as otherwise provided in this Agreement, only be repaid) on the last day of that fixed interest period. Any such repayment must be accompanied by interest accrued on the amount repaid.

     In addition, the Borrower hereby requests and authorises MLI to apply funds made available to it by the Custodian pursuant to the Custodian Agreement in or towards repayment of any Advances (or any other amount debited to the Collateral Account) in the same currency. Funds so received which cannot be so applied will be credited to the Collateral Account.

2.3 Interest: Interest shall be calculated on the outstanding principal amount from time of each Advance at the rate per annum equal to the sum of the Spread specified in the Letter and Base Rate. The Borrower shall pay the unpaid interest accrued on each Advance monthly in arrears in the currency in which the relevant Advance is denominated.

     However, if MLI and the Borrower so agree in relation to an Advance, that Advance shall have a fixed interest period (and shall be repaid accordingly) and shall bear interest at the rate agreed between MLI and the Borrower for such Advance. The Borrower shall pay the unpaid interest accrued on any such Advance in arrears on the last day of the interest period for which it was made and in the currency in which the relevant Advance is denominated.

3    Securities Lending Facility

3.1 Making: MLI shall be entitled but not bound to act on the request of the Borrower to make a Securities Loan to the Borrower.

     A Securities Loan shall be effected by MLI delivering or crediting the relevant Securities in accordance with the Borrower's instructions, together with any appropriate instruments of transfer or the like.

3.2 Return: The Borrower shall return Securities equivalent to the Securities the subject of a Securities Loan by delivering or crediting those Equivalent Securities in accordance with MLI's instructions:

     3.2.1 in accordance with the terms of the request for that Securities Loan or

     3.2.2 if earlier, upon notice from MLI of not less than the standard settlement time for those Equivalent Securities according to the exchange or settlement system through which the Securities the subject of the relevant Securities Loan were originally delivered.

     All returns of Equivalent Securities must be made together with any appropriate instruments of transfer or the like, and so that all right, title and interest in and to those Equivalent Securities shall vest in MLI, free from all liens, charges and encumbrances.

3.3 Interest and Dividends: Where a Securities Loan is outstanding over an income payment date or a record date for the relevant Securities, the Borrower shall, on the date of the payment or distribution of any interest, dividend or other distribution of any kind whatsoever (each a "Distribution") on or with respect to any Securities the subject of a Securities Loan, or on such other date as MLI and the Borrower may from time to time agree (the "Relevant Payment Date") pay and deliver a sum of money or property equivalent to the same (with any such endorsements or assignments as shall be customary and appropriate to effect the delivery) to MLI, irrespective of whether the Borrower received the same. In the case of any Distribution comprising a payment, unless agreed otherwise:

     3.3.1 where and to the extent that MLI has funded a Securities Loan with Securities borrowed by MLI under a securities loan from a third party, the Borrower shall pay such amount and deliver such tax vouchers as may be relevant and appropriate so as to enable MLI (out of those payments/tax vouchers paid/delivered by the Borrower under this Clause 3.3) to meet its own obligations to pay amounts and/or deliver tax vouchers to the third party in respect of those same Distributions under the securities loan from the third party to MLI, and after taking account of all taxes of whatever nature arising in connection with either the payments from the Borrower to MLI under this Clause 3.3 or the payments from MLI to the third party and

     3.3.2 where and to the extent MLI has funded a Securities Loan with Securities from MLI's own books, the Borrower shall pay to MLI such amount and deliver such tax vouchers as may be relevant and appropriate as shall ensure that MLI is placed in the same after-tax position (including for these purposes and for the avoidance of doubt any taxation arising under paragraph 4(3) of Schedule 23A of the Income and Corporation Taxes Act 1988 and associated provisions concerning manufactured payments, but ignoring any taxation by reference to MLI's general profits) as if MLI had been the Holder of the relevant Securities at all relevant times. For the purposes of this Clause 3.3.2 "Holder" in relation to registered securities means the person whose name or whose nominee is shown on the relevant register of ownership and in relation to bearer Securities means the bearer thereof.

3.4 Fees: The Borrower shall pay such fees in respect of Securities Loans as shall be agreed with MLI from time to time. Such fees shall be payable monthly in arrears.

3.5 Title: Notwithstanding the use of expressions such as "Securities Loan", "Borrower", "loan", "loaned", "borrowed", "return" and "returned" which are used in relation to Securities Loans to reflect market terminology, title to Securities the subject of a Securities Loan shall pass to the Borrower, and the Borrower shall be obliged to return Equivalent Securities.

3.6 Rights and Remedies: It is agreed in relation to legal proceedings that neither party will seek specific performance of the other's obligation to deliver, redeliver, credit or return Securities or Equivalent Securities, but without prejudice to any other rights it may have.

4    Intentionally Omitted

5    Guarantee Facilities

5.1 Issue: MLI (in this Clause 5 and Clause 7 and in relation to a Guarantee provided by it, an "Issuer") shall be entitled but not bound to act on the request of the Borrower to provide a Guarantee.

5.2  Indemnity: The Borrower hereby unconditionally and irrevocably:

     5.2.1 agrees on demand to indemnify the Issuer of any Guarantee from and against any and all actions, proceedings, costs, claims, demands, damages, expenses, losses, charges and liabilities which may be brought, made or preferred against the Issuer or which the Issuer may suffer, incur or sustain in relation to or arising out of its providing any Guarantee (including (A) any payment(s) which may be payable by or claimed or demanded from the Issuer pursuant to a Guarantee, and (B) any taxes required to be paid by the Issuer on account of which it makes any deduction or withholding from any such payment) together with interest on all such amounts from the date(s) on which the same are incurred by the Issuer in accordance with Clause 8.2

     5.2.2 authorises the Issuer to rely without further enquiry on documents presented under any Guarantee which appear on their face to be in compliance with the terms and conditions of that Guarantee (for which purpose the Issuer shall apply the same standards and have the same protections as set out in the Uniform Customs and Practice for Documentary Credits (1993 Revision, ICC Publication No. 500 or its subsequent revisions)) and on first claim or demand to make any payment which may or may appear to be claimed or demanded from the Issuer in relation to or arising out of any Guarantee without requiring or obtaining any evidence or proof that the amount claimed or demanded is due and payable and without any notice or reference to or the agreement of or further authority from the Borrower and

     5.2.3 agrees that any payment which the Issuer shall make in accordance or purported accordance with a Guarantee shall be binding on the Borrower and shall be accepted by the Borrower as conclusive evidence of the Issuer's liability to make such payment.

5.3 Fees: The Borrower shall pay to the Issuer of any Guarantee such fees in respect thereof and at such times as shall be agreed with the Issuer from time to time.

6    Security

6.1  Security Provisions:

     6.1.1 The Borrower, as continuing security for the due payment of the Secured Liabilities and with full title guarantee, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby irrevocably pledges, grants and creates a first priority lien on, and security interest in favour of MLI all the Borrower's right, title and interest in and to all Securities, and all related documents, from time to time held by or for the account or to the order of MLI (whether in its capacity as Custodian under the Custodian Agreement or otherwise) or in or credited to the Collateral Account and the claims represented thereby and all security entitlements related thereto (together, the "Pledged Securities"). The security created by or pursuant to this Agreement shall affect and include all dividends, distributions and interest on and other proceeds of the Pledged Securities or other property hereby pledged or charged, whether capital or income, and all property distributed, paid, accruing or offered at any time on, to, in respect of or in substitution for, any of the Pledged Securities or other property hereby pledged or charged, in each case only to the extent that any of the foregoing are paid or delivered to MLI for credit to the Collateral Account.

     6.1.2 The Borrower, as continuing security for the due payment of the Secured Liabilities and with full title guarantee, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby irrevocably pledges, grants and creates a first priority lien on, and security interest in favour of MLI all monies and investment property (and all the Borrower's right, title and interest in and to such monies and the debt represented thereby and investment property) from time to time standing to the credit of the Collateral Account, in whatever currency, and including any interest accrued or accruing thereon.

     6.1.3 The Borrower, as continuing security for the due payment of the Secured Liabilities and with full title guarantee, hereby conveys and assigns absolutely to MLI the Hedging Contracts and all its rights and benefits under or in connection with the Hedging Contracts, including in particular all monies paid or payable in respect thereof and all other rights or benefits thereunder or in connection therewith (together, the "Pledged Contracts"). Provided that, upon receipt from the Borrower of a request made after termination of the Facilities and subject to the Secured Liabilities (other than contingent liabilities under (a) the Guarantees and (b) any indemnification provisions contained in this Agreement, the Custodian Agreement or any other document evidencing or securing the Facilities (as defined in the Letter) (collectively, the "Contingent Liabilities")), having been duly and properly paid in full, MLI shall at the expense of the Borrower re-assign to the Borrower so much (if any) of the Pledged Contracts and the Pledged Securities as then remains and/or execute a formal release with respect thereto.

     6.1.4 None of the monies from time to time standing to the credit of the Collateral Account (nor the Borrower's right, title and interest in and to such monies) shall, during the continuance of the Facilities and until the Secured Liabilities (other than the Contingent Liabilities) have been duly and properly paid in full, be capable of being withdrawn, assigned or otherwise disposed of or encumbered except with MLI's prior written consent or as otherwise specifically provided in this Agreement. Any such consent of MLI (and any payment whether with or without such consent) shall operate as a release of the relevant monies and the provisions of this Agreement shall continue to apply to the Collateral Account and the monies from time to time standing to the credit thereof.

     6.1.5 The Borrower hereby undertakes to MLI that, at all times during the continuance of the Facility and until the Secured Liabilities (other than the Contingent Liabilities) have been properly and duly paid in full:

          (i) it will on demand duly pay any calls, subscription monies and/or other monies payable on or in respect of any of the Pledged Securities and will perform all obligations undertaken by it under or in connection with Hedging Contracts in accordance with their terms. If it does not do so, MLI may (but shall not be obliged to) do so and, if MLI does so, the Borrower shall on demand indemnify MLI against such payment or performance and

          (ii) it will not (nor will it agree, conditionally or unconditionally, to) create or have outstanding any call option, pledge, assignment, transfer, hypothecation, mortgage, charge, encumbrance, security interest or lien on or affecting any of the Pledged Securities (except as contemplated by this Agreement or the Custodian Agreement or with MLI's prior written consent).

          MLI acknowledges that the Borrower may request consent to options, assignments and transfers (including agreements therefor) on or of Pledged Securities in the normal course of its trading operations and MLI will consider any such request in good faith.

     6.1.6 Without prejudice to 6.1.4 above or Clause 11.2, MLI is authorised to debit the Secured Liabilities to any account of the Borrower with MLI and MLI is authorised to combine or consolidate such account with the Collateral Account and/or set off, transfer or apply any monies standing to the credit of the Collateral Account in or towards satisfaction of any of the Secured Liabilities.

     6.1.7 The security created by or pursuant to this Agreement shall be a continuing security notwithstanding any intermediate payment or settlement of account and, without prejudice to the generality of the foregoing, shall, subject to the last sentence of Clause 6.1.3, continue in full force and effect until MLI reassigns or executes a formal release with respect to such security, which it may do in whole or from time to time in part, and any withdrawal or other disposal of any of the property subject to the security created by or pursuant to this Agreement shall operate as a release of such property, and the provisions of this Agreement shall continue to apply to the remainder thereof. The security created by or pursuant to this Agreement shall be in addition to and shall not prejudice any other security, guarantee, indemnity, right or remedy of whatever nature which MLI now or at any time has in respect of any of the Secured Liabilities.

6.2 Further Assurance: The Borrower, at its own expense, will execute or cause to be executed all such documents, and will do or cause to be done all such things, which are reasonably requested by MLI (1) to enable MLI to enjoy, exercise or enforce its rights as a secured party under the Facilities and (2) to evidence, and to establish and maintain the perfection and first priority of, MLI's security interest in the Pledged Securities, the Collateral Account (and the monies for the time being standing to the credit thereof and the debt represented thereby) and the Pledged Contracts and the perfection of MLI's security interest in the other property hereby pledged or charged. Without limiting the generality of the foregoing the Borrower, at its own expense, will execute and give or file, or both, all notices and documents (including, but not limited to, notice of the security created by or pursuant to this Agreement) in such manner, to such persons and at such places as may be reasonably requested by MLI to establish and maintain the perfection and, as appropriate, first priority of MLI's said security interest. The Borrower irrevocably and by way of security authorises MLI, if the Borrower does not do so, to take any step contemplated by this Clause 6.2 (but MLI shall have no obligation to do so).

6.3 MLI's Responsibilities: Except as provided in the Custodian Agreement, MLI shall at all times while any Collateral remains credited to the Collateral Account use reasonable care in connection therewith but shall not thereby be responsible for the value of the Collateral or the other property hereby pledged or charged or, except to the extent otherwise specifically agreed, for the collection or payment of any dividends, distributions, interest or other receipts in respect of Pledged Securities, other property hereby pledged or charged or Hedging Contracts or the delivery or receipt of any securities or other property in respect of Hedging Contracts nor to ensure the taking up of any securities, rights, monies or other property distributed, paid, accruing or offered at any time on, to, in respect of or in substitution for any of the Collateral or the other property hereby pledged or charged.

6.4 Value and Margin Calls: The Borrower hereby agrees that it will, immediately upon MLI at any time making a request or delivering to the Borrower (whether under this Agreement or in its capacity as Custodian under the Custodian Agreement) a statement reflecting a shortfall in the margin referred to below, deposit additional Securities acceptable to MLI and/or monies with MLI for the credit of the Customer Account (as defined in the custodian Agreement) as MLI may require in order to ensure that the amount of the outstanding Advances divided by the aggregate of the market value of the Securities and the monies standing to the credit of the Customer Account will at no time exceed the Maintenance Margin (as defined in the Letter), the Secured Liabilities (all as determined by MLI).

6.5 MLI shall have all rights and remedies as a secured party at law or in equity including, without limitation, the rights of a secured party under the Uniform Commercial Code.

7    Cancellation and Repayment

7.1 General: The Borrower will (A) after an Event of Default has occurred on demand of MLI at any time or (B) after MLI has given written notice to the Borrower that it has determined that it is or will become unlawful or contrary to any directive or the like of any governmental or other regulatory body or authority for MLI to carry out all or any of its obligations under or in connection with this Agreement on demand of MLI at any time:

     7.1.1 repay to MLI all or any Advances then outstanding together with accrued interest thereon and any other sum then payable under or in connection with this Agreement and/or

     7.1.2 return to MLI Securities equivalent to all or any Securities the subject of any Securities Loan(s) and/or

     7.1.3 pay to the Issuer an amount (as conclusively determined by the Issuer) equal to the Issuer's maximum outstanding liability (whether actual or contingent) under all Guarantees provided by it. Without prejudice to Clause 6 or any other provision of this Agreement any amount so received by the Issuer in respect of its liability under Guarantees may be retained by the Issuer for the purpose of payment and/or paid in accordance with the relevant Guarantee and/or paid into the Collateral Account and retained there for the purpose of application and/or applied by MLI in or towards satisfaction of the Borrower's obligations under or in connection with this Agreement.

     Upon the making of any such demand under (A) or (B) above the Facilities shall be cancelled (but in each case without prejudice to rights and obligations then existing).

7.2 Securities Loans: If the Borrower fails or is unable to MLI's satisfaction to return any Securities equivalent to the Securities the subject of a Securities Loan in accordance with any notice or demand under 7.1.2 above or on such other date on which in accordance with this Agreement it is obliged to do so, MLI shall have the right on the Borrower's behalf to purchase from such source(s), at such time(s) and at such price(s) as it thinks appropriate Equivalent Securities and the Borrower shall on demand pay in the currency/ies specified by MLI to MLI all amounts (including costs, expenses, commissions and taxes thereon) incurred in connection with such purchase, together with interest on all such amounts from the date(s) on which the same are incurred by MLI in
     accordance with Clause 8.2.   However, if for any reason MLI does not or
     is unable to exercise such right, upon notice to the Borrower, the Borrower's obligation to return the relevant Equivalent Securities will be automatically replaced by an obligation on the Borrower to pay to MLI an amount in cash equal to the market value of those Equivalent Securities as derived from rates offered by a dealer reasonably chosen by MLI or, if in MLI's reasonable belief that would not produce a commercially reasonable result, the amount it would cost MLI to purchase those Equivalent Securities, together with all costs, expenses, commissions and taxes thereon which would be incurred in connection therewith (such value or, as the case may be, amount and the currency to be as determined by MLI).

7.3  Intentionally Omitted.

7.4 Margin Call not Required: Any action referred to in this Clause 7 may be taken by MLI without request for additional Securities or monies by way of margin call.

8    Payments

8.1 Taxes: All sums payable by the Borrower under or in connection with this Agreement shall be paid free and clear of any restrictions or conditions, without set-off or counterclaim, and free and clear of, and (subject as hereinafter provided) without deduction for, any taxes, deductions or withholdings of any nature. If any deduction or withholding on account of any such tax or other amount is required by law to be made from any such sum, the Borrower shall pay in the same manner and at the same time such additional amounts as will result in receipt by MLI free from any liability in respect of any such deduction or withholding, of such amount as would have been received by it had no such deduction or withholding been required to be made. Notwithstanding the foregoing, the Borrower shall not be responsible for income and "doing business" taxes imposed upon MLI.

8.2 Default Interest: If the Borrower does not pay any sum payable under or in connection with this Agreement when due, it shall pay interest on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by MLI(the "payee"), both before and after judgement. Such interest shall be calculated from time to time at the rate per annum equal to the sum of the Spread and the rate certified by the payee as being equal to its cost of funding that overdue sum for such period(s) as the payee may from time to time reasonably select. Such interest shall be payable on demand. All interest payable under this Clause 8.2 which is not paid when due shall be added to the overdue sum and itself bear interest accordingly.

8.3 Non-Business Days: If any payment falls to be made on a day which is not a Business Day, it shall be postponed so as to fall on the next succeeding Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). Interest shall be adjusted accordingly.

9    Warranties

The Borrower represents and warrants to and for the benefit of MLI that:

9.1 the Borrower is duly organised and validly existing under the laws of its jurisdiction of establishment and has the power and authority to own its assets and to conduct the business which it conducts

9.2 its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate (1) any law to which it is subject, (2) any of its constitutional documents or (3) any agreement to which it is a party or which is binding on it or its assets

9.3 it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement and has taken all necessary action to authorise the execution, delivery and performance of this Agreement

9.4 it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement (other than any "doing business" consents, registrations and the like which MLI is required by applicable law to obtain or maintain)

9.5 its obligations under this Agreement are valid, binding and enforceable at law

9.6 it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings are material in the context of this Agreement

9.7 it is not necessary or advisable in order to ensure the validity, effectiveness, performance or enforceability of this Agreement or the perfection of the security created by or pursuant to this Agreement that any document be filed, registered or recorded in any public office or elsewhere that have not already been filed, registered or recorded

9.8 except by this Agreement, the Custodian Agreement and the Collateralised Guaranty (as defined in the Custodian Agreement), neither Prometheus Western Retail LLC nor any Guarantor (as defined in the Letter) (collectively, the "Securities Holders") has assigned, transferred or otherwise disposed of the Collateral (or its rights, title and interest to and in the Collateral) or its rights and benefits under or in connection with the Hedging Contracts, either in whole or in part, nor agreed to do so, and will not at any time do so or agree to do so, and it will at all times be the sole beneficial owner of and fully guarantee title to all Collateral and rights and benefits which are now owned by any such Securities Holder

9.9 except for the security created by or pursuant to this Agreement, the Custodian Agreement and the Collateralised Guaranty, no mortgage, charge, pledge, lien, claim or other similar encumbrance or security of any kind exists on or over the Collateral (or its right, title and interest in and to the Collateral) or its rights and benefits under or in connection with the Hedging Contracts, either in whole or in part, nor has it agreed to create any such other security nor will it at any time do so or agree to do so and

9.10 each of the above representations and warranties will be correct and complied with in all respects during the continuance of the Facilities and until all the Secured Liabilities (other than the Contingent Liabilities) have been duly and properly paid in full, as if repeated then by reference to then existing circumstances.

10   Events of Default

     It shall be an Event of Default if:

10.1 the Borrower does not pay any sum payable under or in connection with this Agreement or any other agreement with MLI, MLIB or any other member of the Merrill Lynch Group on its due date or

10.2 the Borrower does not return any Equivalent Securities required to be returned under this Agreement on their due date or

10.3 any representation, warranty or statement by the Borrower in this Agreement or in any document delivered under this Agreement is not complied with or is or proves to have been incorrect in any material respect when made or, if it had been made on any later date by reference to the circumstances then existing, would have been incorrect in any material respect on that later date or

10.4 the Borrower does not comply with its obligations under Clause 6.4 promptly, which may in the circumstances at MLI's discretion be immediately, and in any event not later than MLI's close of business on the next Business Day after the shortfall occurs or

10.5 the Borrower fails duly to perform any one or more of its other obligations under this Agreement or any other agreement with MLI, MLIB or any other member of the Merrill Lynch Group and, other than in the case of Clause 6.4, if, in MLI's opinion, that default is capable of remedy it is not, in MLI's opinion, remedied within 15 days after notice of that default has been given to the Borrower or

10.6 any provision of this Agreement which is material to the interests of MLI is not (or is claimed by the Borrower not to be) in full force and effect and, other than in the case of Clause 6.4, if, in MLI's opinion, such circumstance is capable of remedy it is not, in MLI's opinion, remedied within 30 days after notice thereof has been given to the Borrower or

10.7 MLI reasonably determines by written notice to the Borrower that the security (in whole or in part) created by or pursuant to this Agreement is not in full force and effect or does not have the priority stated herein or

10.8 a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any item of Collateral by any third party or

10.9 a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any other asset of the Borrower and is not discharged or stayed within 7 days and, in MLI's conclusive opinion, such event has or could have a material adverse effect on MLI or

10.10 any step is taken or legal proceeding started by any person in the bankruptcy or insolvency of the Borrower or for the appointment of a receiver, administrator, trustee or similar of the Borrower or of any or all of the revenues and assets of the Borrower or for the liquidation, winding-up, administration, dissolution or reorganisation of the Borrower or its merger with or into any other person(s) (together "Winding-up") (except on terms approved by MLI before that step is taken) and, in the case of any such step or proceeding taken or started against it, the same (1) results in a judgement of bankruptcy or insolvency or the making of any such appointment or the making of an order for Winding-up, or (2) is not discharged within 60 days or

10.11 any indebtedness of the Borrower in respect of monies borrowed or raised of not less than $500,000 or its equivalent (1) is not paid when due nor within any applicable grace period in any agreement relating to that indebtedness, or (2) becomes due and payable before its normal maturity by reason of a default or event of default, however described or

10.12 the Borrower is insolvent, is unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all of its indebtedness or any part of its indebtedness which it would or might otherwise be unable to pay when due or proposes or makes a general assignment or an arrangement or composition with or for the benefit of creditors or

10.13 any event occurs which under the laws of any relevant jurisdiction has an effect equivalent to any of the events referred to in this Clause 10.

     If any person (the "Guarantor") has provided to MLI a guarantee or other performance assurance (the "Performance Assurance Agreement") of the Borrower's obligations under this Agreement and the Custodian Agreement, then it shall also be an Event of Default if any of the events referred to in any of Clauses 10.1, 10.3, 10.5, 10.6 and 10.9 to 10.13 (all
     inclusive) occurs in relation to the Guarantor (and for this purpose references, however expressed, to "the Borrower" and "this Agreement" respectively shall be deemed to be references to "the Guarantor" and "the Performance Assurance Agreement").

11   Enforcement

     If the Borrower fails or is unable to MLI's satisfaction duly to comply with any demand under Clause 7.1(B) or (C), MLI may at any time thereafter:

11.1 without further notice to the Borrower and without prejudice to any other right or remedy, dispose or procure the disposal, by sale or otherwise, of all or from time to time part of the Pledged Securities (including any securities or other property delivered or deliverable under Clause 13, any Hedging Contracts or the Custodian Agreement) or other property hereby pledged or charged or otherwise realise or procure the realisation of the same, in such manner and at such price or prices (whether payable or deliverable immediately, on a deferred basis or by instalments) without being responsible for any loss or diminution in price, as it may think fit, close out or liquidate any option, future, long position or short position which the Borrower may have (by sale, purchase or otherwise howsoever), take possession of all or from time to time part of such Pledged Securities or other property hereby pledged or charged and proceed forthwith to sell, assign, give options to purchase, contract to sell or otherwise dispose of and deliver such Pledged Securities or other property hereby pledged or charged or any part thereof in one or more parts at public or private sale at any exchange, broker's board or at any of MLI's offices or elsewhere at such prices and on such terms as MLI deems appropriate, and exercise all or any rights conferred by and collect any proceeds of and monies, securities or other property paid or delivered under or otherwise receive and realise the benefits of the Hedging Contracts and the Custodian Agreement, all without demand for performance, advertisement or other notice of any kind, and apply the proceeds thereof and all cash balances in the Collateral Account or otherwise hereby pledged or charged as follows:

     11.1.1 first, in or towards payment of all amounts (including costs, expenses, commissions and taxes) arising as a result thereof

     11.1.2 secondly, in or towards payment and satisfaction of the Secured Liabilities in such order and manner as MLI may determine

     11.1.3 thirdly, in payment of any surplus to the Borrower or other person entitled thereto.

     Provided always that MLI shall not be obliged to apply any part of such proceeds in accordance with sub-clause 11.1.3 until all Secured Liabilities (other than the Contingent Liabilities) have been discharged to the satisfaction of MLI and until after each of them has exercised all set-offs and other rights which it is expressed to be entitled to make or exercise under this Agreement. Until such time such proceeds and compensation shall be held in or credited to the Collateral Account or such other account with MLI as MLI may (in its absolute discretion) decide.

     Upon any disposal of any such Pledged Securities or other property hereby pledged or charged or realisation in respect of any Hedging Contracts or the Custodian Agreement made or purported to be made under the provisions of this Clause, a certificate of any officer or employee of MLI that a default has occurred and that the power to do so has become exercisable shall be conclusive evidence of that fact in favour of any purchaser or other person to whom any of such Pledged Securities or other property hereby pledged or charged may be transferred under such disposal or, as the case may be, any person liable under or in respect of any such Hedging Contract or the Custodian Agreement and the Borrower agrees to indemnify MLI (on a full indemnity basis) against any claim which may be made against it by such purchaser or person by reason of any defect in title to any such Pledged Securities or other property hereby pledged or charged unless such claim has arisen as a result of the negligence or wilful misconduct of MLI.

11.2 in addition to any general lien, right to combine or consolidate accounts, set-off or other similar right to which it may be entitled at law, by contract, or otherwise, MLI may at any time without notice to the Borrower, debit any liabilities of the Borrower under or in connection with this Agreement to any account of the Borrower with it (including without limitation the Collateral Account) and combine or consolidate all or any one or more of the Borrower's then existing accounts (including without limitation the Collateral Account) with, and liabilities of the Borrower to, it and/or set off, transfer or apply any sum(s) standing to the credit of any one or more of the Borrower's accounts with it (including without limitation the Collateral Account) in or towards satisfaction of any of the liabilities of the Borrower to MLI, whether present or future, actual or contingent.

11.3 do all such other acts and things as it may consider necessary or desirable in connection with the realisation of the security created by or pursuant to this Agreement.
     MLI shall have authority to purchase one currency with another for purposes of this Clause 11.

12   Indemnity

     The Borrower shall on demand indemnify MLI (in this Clause 12, the "Indemnified Party") against:

12.1 any funding and any other costs, expenses or liabilities (including loss of profit and including taxes (other than taxes on the overall net income of the Indemnified Party), any stamp duty or similar tax, legal fees and value added tax) sustained or incurred by the Indemnified Party
     (1) to render this Agreement (including the security created by or pursuant to this Agreement) enforceable and admissible in evidence in the courts referred to in Clause 20; (2) in the administration of this Agreement (including the making of Securities Loans and the return of Equivalent Securities); (3) as a result of the assignment, exercise or performance of any Hedging Contract(s); (4) in protecting or enforcing the Indemnified Party's rights under this Agreement and/or any amendment; (5) as a result of the occurrence or continuance of any Event of Default or default by the Borrower under this Agreement (whether in connection with any act or thing done as set out in Clause 11 or otherwise); or (6) as a result of the receipt or recovery by the Indemnified Party (whether or not as a result of any application in accordance with Clause 2.2) of all or any part of an Advance which has a fixed interest period otherwise than on the last day of that fixed interest period and

12.2 all costs, expenses and losses sustained or incurred by the Indemnified Party as a result of or in connection with the payment of any amount due under this Agreement, whether as a result of any judgement or order, the winding up or bankruptcy of the Borrower, or otherwise, in a currency other than that due under this Agreement, including any variation between the rate of exchange at which such amount is converted into such currency for the purpose of such judgement or order or otherwise, and the rate prevailing on the date on which the Indemnified Party first receives actual payment of such amount in such currency other than that due under this Agreement.

13   Intentionally Omitted.

14   Successors and Assigns

14.1 The Borrower may not assign or transfer all or any part of its rights or obligations under this Agreement. However, this Agreement shall be binding on the Borrower and its successors as from time to time constituted.

14.2 Where the Borrower is a partnership, this Agreement is being executed on behalf of the Borrower by one of its general partners and, by such execution, such general partner agrees and warrants that the partnership of which he or it is a general partner is and will be fully bound by this Agreement as the Borrower.

14.3 MLI may at any time assign or transfer all or part of its rights and/or obligations under this Agreement to any other member of the Merrill Lynch Group or, with the prior written consent of the Borrower (such consent not to be unreasonably withheld), to any other person. MLI shall after any such assignment or transfer and to the extent (if at all) appropriate or required hold the security created by or pursuant to this Agreement for itself and each assignee or transferee. Any reference in this Agreement to MLI shall be construed accordingly and shall also include its successors. Any such assignee or transferee shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it.

14.4 MLI may disclose to any other member of the Merrill Lynch Group or, subject to prior notice to the Borrower, any other potential assignee or transferee or person who has entered or proposes to enter into contractual arrangements with it in relation to or concerning this Agreement such information about the Borrower and this Agreement as it may think fit.

15   Information

     During the continuance of the Facilities and until the Secured Liabilities (other than the Contingent Liabilities) have been duly and properly paid in full, the Borrower shall furnish to MLI within 90 days after the end of each of its financial years its annual audited accounts and promptly such other financial and other information as MLI may reasonably request from time to time.

16   Remedies and Waivers

     No failure by MLI to exercise, and no delay by MLI in exercising, any right or remedy will operate as a waiver thereof, nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The authority to debit, charge and pledge and the right of set-off and other rights and remedies provided in this Agreement are separate, independent and cumulative and not exclusive of any rights or remedies (including any other security, right of set-off, lien, right to combine or consolidate accounts or similar right) to which MLI is at any time entitled anywhere, whether by operation of law or otherwise.

17   Partial Invalidity

     If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement, nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction shall in any way be affected or impaired thereby. If and to the extent that the security expressed to be created by or pursuant to this Agreement is at any time and for any reason not effective as a fixed charge, it shall instead take effect as a floating charge.

18   Miscellaneous

18.1 All interest shall accrue from day to day and shall be calculated on the basis of a 360-day year (365 days where that is market practice, as determined by MLI) and the number of days elapsed.

18.2 The certificate of an officer or employee of MLI as to the calculation of any sum payable to MLI under the terms of this Agreement shall be final, conclusive and binding on the Borrower save in the case of manifest error.

18.3 Except to the extent otherwise specifically provided in any other agreement between MLI and the Borrower, if there is any conflict or inconsistency between this Agreement and any other such agreement, the terms of this Agreement shall prevail.

19   Notices

19.1 The Borrower and MLI may from time to time issue instructions, notices, demands or requests either orally or in writing (but in writing only where so provided under this Agreement) and MLI shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken in good faith pursuant to instructions, notices, demands or requests (believed by it to be genuine and to be given or made by the appropriate person(s)). The Borrower shall indemnify MLI against all costs, expenses and liabilities arising from MLI's relying on any such instructions, notices, demands or requests.

19.2 Each oral communication under this Agreement shall be directed, if to MLI, to such of its officer(s) as may be notified by MLI to the Borrower from time to time, and if to the Borrower, to such of its representative(s) as may be notified to MLI from time to time. Each written communication under this Agreement shall be addressed as follows:

MLI:                    20 Farringdon Road
                        P.O. Box 293
                        London EC1M 3NH
Attention:              International Prime Brokerage
Fax No:                 4471 892 4985

The Borrower:           As set out in the Letter
     or to such other address, telex or facsimile number or marked for the attention of such other person as may be notified by the relevant addressee from time to time to the other party. Notices shall be deemed to have been received two days after being deposited for overnight delivery with any reputable overnight courier service and immediately in the case of a telex, fax or oral communication.

20   Governing law

     This Agreement (except as set forth below) shall be governed by and construed in accordance with English law and, in relation to any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings"), the Borrower hereby and for the benefit of MLI irrevocably submits to the jurisdiction of the courts of England and any New York State or United States Federal court sitting in New York City, and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum. Section 6 of this Agreement and the provisions regarding the creation, perfection, priority and enforcement of the lien of this Agreement, and the determination of deficiency judgments, shall be governed by the laws of New York State. Those submissions shall not affect MLI's right to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any court of competent jurisdiction preclude MLI from taking Proceedings in any other court of competent jurisdiction (whether concurrently or not).